EXHIBIT 99.8


                     JOINT FILING AGREEMENT

     In accordance with Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to the Common Stock of Embotelladora Andina S.A., and further agree that this Joint Filing Agreement be included as an exhibit to such joint filing. Each party to this Joint Filing Agreement expressly authorizes The Coca-Cola Company to file on such party's behalf any and all amendments to such Statement. Each such party undertakes to notify The Coca-Cola Company of any changes giving rise to an obligation to file an amendment to
Schedule 13D and it is understood that in connection with this Statement and all amendments thereto each such party shall be responsible only for information supplied by such party.

     In evidence thereof, the undersigned, being duly authorized, hereby execute this Agreement this 13th day of September, 1996.

                              THE COCA-COLA COMPANY


                              By: /s/ JAMES E. CHESTNUT
                                 James E. Chestnut
                                 Senior Vice President and
                                 Chief Financial Officer


                              COCA-COLA INTERAMERICAN CORPORATION


                              By: /s/ JAMES E. CHESTNUT
                                 James E. Chestnut
                                 Vice President and
                                 Chief Financial Officer


                              THE COCA-COLA EXPORT CORPORATION


                              By: /s/ JAMES E. CHESTNUT
                                 James E. Chestnut
                                 Senior Vice President and
                                 Chief Financial Officer


                              COCA-COLA DE ARGENTINA S.A.


                              By: /s/ GLENN JORDAN
                                 Glenn Jordan
                                 President